EXHIBIT 24.01

                        CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statements of the Software Developer's Company, Inc. on Forms S-8 (File nos. 33-37796, 33-35318, 33-7797, and 33-35225) and on Forms S-3 (File nos. 33-53818
and 33-57878) of our reports dated May 15, 1996, with respect to the consolidated financial statements and financial statement schedules of The Software Developer's Company, Inc. as of March 31, 1996 and 1995 and for each of the three years in the period ended March 31, 1996 which reports are included in this Annual Report on Form 10-K.


                                                   /s/ Coopers & Lybrand, L.L.P.

                                                   COOPERS & LYBRAND, L.L.P.

Boston, Massachusetts
June 26, 1996




                         REPORT OF INDEPENDENT AUDITORS

         In connection with our audits of the consolidated financial statements of The Software Developer's Company, Inc. as of March 31, 1996 and 1995 and each of the three years in the period ended March 31, 1996, we have also audited the consolidated schedules included in this Annual Report (Form 10-K) for the year ended March 31, 1996 as listed in Item 14(a)(2).

         In our opinion, the consolidated schedules referred to above, when considered in relation to the basic financial statements take as a whole, present fairly, in all material respects, the information required to be stated therein.

                                                   /s/ Coopers & Lybrand, L.L.P.

                                                   COOPERS & LYBRAND, L.L.P.

Boston, Massachusetts
June 26, 1996